Exhibit 99.1


For Immediate Release:                               Company Contact:
---------------------                                ---------------
July 22, 2003                                        Nancy C. Broadbent
                                                     Chief Financial Officer
                                                     (215) 579-7388

                                                     Investor Relations:
                                                     ------------------
                                                     Lisa M. Wilson
                                                     In-Site Communications
                                                     (212) 759-3929


         COLLAGENEX PHARMACEUTICALS REPORTS RECORD REVENUES AND EARNINGS
                          IN THE SECOND QUARTER OF 2003


        Net Income Allocable to Common Stockholders was $0.10 per Share
                          on Revenues of $12.7 Million


Newtown, PA, July 22, 2003 - CollaGenex Pharmaceuticals, Inc. (Nasdaq: CGPI) today reported financial results for the second quarter ended June 30, 2003. Total revenues increased 16% to $12.7 million compared to $11.0 million in the second quarter of 2002. Net product sales were $11.8 million in the second quarter of 2003, a 13% increase over net product sales of $10.4 million recorded in the second quarter of 2002.

     During the second quarter of 2003, net income was $1.6 million compared to a net loss of $385,000 during the second quarter of 2002. Net income allocable to common stockholders for the second quarter of 2003 was $1.2 million, or $0.10 per basic and diluted share, compared to a net loss of $794,000, or $0.07 per basic and diluted share, in the second quarter of 2002.

     "We are pleased to have reported our fourth consecutive quarter of increased profitability. Our continued ability to deliver solid operating results is a testament to the ongoing market penetration by our sales force and acceptance of our dental and dermatology products," stated Brian M. Gallagher, PhD, chairman, president and chief executive officer of CollaGenex. "The introduction of the AVAR product line has significantly enhanced the standing of our representatives in the dermatologist's office and we anticipate solid growth in our dermatology sales as we move into the second half of the year."

     "We continue to pursue dermatological indications for Periostat in the clinic, and I am pleased to note that a Phase 3 study evaluating Periostat in the treatment of rosacea is close to full enrollment," Dr. Gallagher continued. "We expect this trial to be completed by the end of 2003. The publication of new data on the use of Periostat in the
treatment   of  acne  and  rosacea  has  greatly   increased   awareness   among
dermatologists of our development efforts in this field. In addition, we have identified an optimized formulation for a once-a-day version of Periostat, and we are rapidly moving ahead to carry out definitive clinical studies with this formulation ahead of schedule in the second half of 2003. We look forward to continued execution on our stated goals of investing in the future of CollaGenex while increasing our revenues and profitability."

     "During the second quarter of 2003, we increased our net product sales by 13%, or $1.4 million, compared to a year ago while reducing our SG&A expense by 14%, or about $1.3 million, over the same period in the prior year," added Nancy
C. Broadbent, chief financial officer of CollaGenex. "We continued to invest in our pipeline during the quarter, increasing our R&D spending by about $883,000 over the same period in the prior year, which reflects expenses related to our ongoing clinical trials of Periostat in dermatology and other indications, our once-a-day, sustained release formulation of Periostat and the development of products based on our Restoraderm platform technology."

     During the second quarter of 2003, CollaGenex announced a number of additional important achievements related to marketed products and those in clinical development.


     o Periostat received final approval for marketing in two additional countries. Periostat will be marketed in Switzerland by Karr Dental AG and in Canada by Pharmascience Inc.

     o Positive outcomes of a Phase 2 clinical trial of Periostat in the treatment of moderate facial acne were reported in the April 2003 Archives of Dermatology.

     o    In  rosacea,  data  from a Phase  II  study  evaluating  Periostat  in
          combination  with  MetroLotion   demonstrated  that  Periostat  offers
          significant benefits for rosacea.

     o An independent experience trial that demonstrated favorable results from the use of Periostat as a monotherapy in the treatment of rosacea was published in the July/August issue of the peer-reviewed journal Skin Med.

     As previously announced, CollaGenex will hold a conference call on Tuesday, July 22, 2003, at 11:00 a.m. Eastern Daylight Time to discuss the Company's second quarter 2003 operating and financial results. Investors and other interested parties can access the conference call by dialing 800-695-6803 or via a live Internet broadcast on the Company's website at www.collagenex.com.

     For those who cannot listen to the live broadcast, a replay will be available shortly after the call on the Company's website, www.collagenex.com for 90 days. A dial-in replay of the call will be available until 11:59 p.m. on August 5, 2003 by dialing 800-642-1687 and entering access code 1367663.

     CollaGenex Pharmaceuticals, Inc. is a specialty pharmaceutical company currently focused on providing innovative medical therapies to the dental and dermatology markets. Currently, the Company's 115-person professional dental pharmaceutical sales force markets Periostat(R), which is indicated as an adjunct to scaling and root planing for the treatment of adult periodontitis. Periostat is the first and only pharmaceutical to treat periodontal disease by inhibiting the enzymes that destroy periodontal support tissues, and by enhancing bone protein synthesis.

     The sales force also promotes Vioxx(R), a Merck & Co. drug that CollaGenex co-promotes for the treatment of acute dental pain; Denavir(R), a Novartis Group prescription anti-viral medication for the treatment of cold sores; Sirius Laboratories' AVAR(TM) product line for the topical control of acne vulgaris, rosacea and seborrheic dermatitis; and Atridox(R), Atrisorb(R) FreeFlow(TM) and Atrisorb-D FreeFlow, Atrix Laboratories Inc.'s products for the treatment of adult periodontitis.

     Research has shown that certain unique properties of the tetracyclines discovered during the development of Periostat may be applicable to other diseases involving inflammation and/or destruction of the body's connective tissues, including acne, rosacea, meibomianitis and cancer metastasis, among others. CollaGenex is further evaluating Periostat, as well as the new IMPACS(R) compounds, to assess whether they are safe and effective in these applications. In addition, CollaGenex has licensed the Restoraderm(TM) technology, a unique, proprietary dermal drug delivery system, in order to develop a range of topical dermatological products with enhanced pharmacologic and cosmetic properties.

     To receive additional information on the Company, please visit our Web site at www.collagenex.com, which does not form part of this press release.


Periostat(R),   IMPACS(R)  and  Metastat(R)  are  registered   trademarks,   and
Restoraderm(TM) is a trademark, of CollaGenex Pharmaceuticals, Inc.


All other trade names, trademarks or service marks are the property of their respective owners and are not the property of CollaGenex Pharmaceuticals, Inc. or any of our subsidiaries.

Pandel(R) is a trademark of Taisho Pharmaceuticals.

VIOXX(R) is a trademark of Merck & Co., Inc.

Denavir(R) is a registered trademark of Novartis Consumer Health, Inc.

AVAR(TM) is a trademark of Sirius Laboratories, Inc.

Atridox(R) and Atrisorb(R) are registered trademarks, and FreeFlow(TM) is a trademark, of Atrix Laboratories, Inc.



                            (Financial Tables Follow)


                             Summary Financial Data
                                   (Unaudited)
                      (In thousands, except share amounts)


                                                                                 Three Months Ended June 30,
                                                                                 ---------------------------
                                                                                  2003                 2002
                                                                                  ----                 ----

Consolidated Statement of Operations:
Revenues:
         Net Product sales                                                   $  11,750            $  10,377
         Contract revenues                                                         503                  555
         License revenues                                                          433                   35
                                                                                ------               ------
                  Total revenues                                                12,686               10,967

Operating Expenses:
         Cost of product sales                                                   1,738                1,598
         Research and development                                                1,654                  771
         SG&A, Other                                                             7,718                8,998
                                                                                ------               ------
                  Total operating expenses                                      11,110               11,367

Other Income (Expense):
         Interest income                                                            25                   15
         Interest expense                                                            -                   (1)
         Other income (expense)                                                     (4)                   1
                                                                                ------               ------
Net income (loss)                                                                1,597                 (385)
         Preferred stock dividend                                                  400                  409
                                                                                ------               ------
Net income (loss) allocable to common stockholders                           $   1,197            $    (794)
                                                                                ======               =======

Net income (loss) per basic share allocable to common stockholders           $    0.10            $   (0.07)

Weighted  average  shares  used in  computing  net income (loss) per basic  11,427,420             11,163,585
share allocable to common stockholders                                                             ===========

Net income (loss) per diluted share allocable to common stockholders         $    0.10            $   (0.07)
                                                                                ======               =======

Weighted average shares used in computing net income (loss) per diluted
share allocable to common stockholders                                       12,369,971           11,163,585
                                                                             ==========           ==========


                                                                                 Six Months Ended June 30,
                                                                                 ------------------------
                                                                                 2003                 2002
                                                                                 ----                 ----

Consolidated Statement of Operations:
Revenues:
         Net Product sales                                                   $  23,120            $  20,258
         Contract revenues                                                       1,053                1,347
         License revenues                                                          670                  122
                                                                                ------               ------
                  Total revenues                                                24,843               21,727

Operating Expenses:
         Cost of product sales                                                   3,652                3,178
         Research and development                                                2,621                1,580
         SG&A, Other                                                            15,540               17,946
         SG&A, Stock Compensation Charge                                           251                    -
                                                                                ------               ------
                  Total operating expenses                                      22,064               22,704

Other Income (Expense):
         Interest income                                                            56                   37
         Interest expense                                                            -                  (2)
         Other expense                                                             (10)                  -
                                                                                ------              ------
Net income (loss)                                                                2,825                 (942)
                                                                                ------               ------
         Preferred stock dividend                                                  800                  829
                                                                                ------               ------
Net income (loss) allocable to common stockholders                           $   2,025            $  (1,771)
                                                                                ======               =======

Net income (loss) per basic share allocable to common stockholders           $    0.18            $   (0.16)

Weighted average shares used in computing net income (loss) per basic
share allocable to common stockholders                                       11,410,914           11,122,041
                                                                             ==========           ==========

Net income (loss) per diluted share allocable to common stockholders          $    0.17            $   (0.16)
                                                                                 ======              =======

Weighted average shares used in computing net income (loss) per diluted
share allocable to common stockholders                                       12,252,893           11,122,041
                                                                             ==========           ==========

Consolidated Selected
---------------------
Balance Sheet Data:                                June 30,        December 31,
-------------------                                -------         ------------
                                                     2003              2002
                                                     ----              ----

Cash, cash equivalents and
  short-term investments                          $ 11,455         $  10,112

Total current assets                                16,880            15,299
Total assets                                        18,994            17,634

Total current liabilities                            6,518             8,721
Long-term liabilities                                  342               561
                                                    ------            ------
         Total liabilities                           6,860             9,282

Total stockholders' equity                          12,134             8,352


     This press release contains forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended. Investors are cautioned that forward-looking statements involve risks and uncertainties, which may affect the Company's business and prospects. The Company's business of selling, marketing and developing pharmaceutical products is subject to a number of significant risks, including risks relating to the implementation of the Company's sales and marketing plans for Periostat(R) and other products that the Company markets, the outcome and consequences of the patent litigation against West-ward and Mutual and the outcome of litigation initiated by Mutual, risks that the FDA will approve generic products, such as West-ward's or Mutual's products, that will compete with and limit the market for Periostat, risks inherent in research and development activities, risks associated with conducting business in a highly regulated environment and uncertainty relating to clinical trails of products under development, all as discussed in the Company's periodic filings with the U.S. Securities and Exchange Commission.


                                       ###